SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 13, 2005

THE MACERICH PROPERTY MANAGEMENT COMPANY
PROFIT SHARING PLAN

(Exact Name of Registrant as Specified in its Charter)

MARYLAND		95-6927691
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code  (310) 394-6000

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On September 13, 2005, Holthouse Carlin & Van Trigt LLP (“HCVT”) which audited The Macerich Property Management Company Profit Sharing Plan and Trust (the “Plan”) notified The Macerich Company that it had submitted an application to withdraw from the Public Company Accounting Oversight Board (“PCAOB”) effective September 8, 2005.  While HCVT did not formally resign or decline to stand for re-appointment as the Plan’s auditor, HCVT indicated that as a result of its withdrawal from the PCAOB it was no longer permitted to audit the Plan.

The reports of HCVT on the Plan’s financial statements for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the two most recent fiscal years and the subsequent interim period through September 13, 2005, there were no disagreements with HCVT on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of HCVT, would have caused HCVT to make reference to the matter in its reports.

During the two most recent fiscal years and the subsequent interim period through September 13, 2005, there were no reportable events (as the term is defined in Item 304(a) (1) (v) of Regulation S-K).

The Plan has requested HCVT to furnish it a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter from HCVT dated September 30, 2005, is filed as Exhibit 16.1 to this
Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits.

16.1   Letter from Holthouse Carlin & Van Trigt LLP dated September 30, 2005 pursuant to Item 304(a) (3) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Property Management Company Profit Sharing Plan has duly caused this report to be signed by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on September 30, 2005.

THE MACERICH PROPERTY MANAGEMENT COMPANY PROFIT SHARING PLAN

By:	/s/ Richard A. Bayer
Richard A. Bayer, Trustee

By:	/s/ Arthur M. Coppola
Arthur M. Coppola, Trustee

By:	/s/ Thomas E. O’Hern
Thomas E. O’Hern, Trustee

EXHIBIT INDEX

EXHIBIT
NUMBER	NAME

16.1	Letter from Holthouse Carlin & Van Trigt LLP dated September 30, 2005 pursuant to Item 304(a)(3) of Regulation S-K.